UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

December 11, 2007
Date of Report (Date of earliest event reported)

WSFS Financial Corporation
(Exact name of registrant as specified in its charter)

Delaware	0-16668	22-2866913
(State or other jurisdiction of incorporation)	(SEC Commission File Number)	(IRS Employer Identification Number)

500 Delaware Avenue, Wilmington, Delaware	19801
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (302) 792-6000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 8.01Other Events

Matters Related to the Former Headquarters Building and Mural Donation

On December 11, 2007, the Registrant issued a press release to announce that WSFS Bank (“WSFS”), the Registrant’s wholly-owned subsidiary, had donated a mural by artist N.C. Wyeth to the Historical Society of Delaware. The mural, Apotheosis of the Family,had been commissioned by WSFS in 1929 for the lobby of the former WSFS headquarters building at 838 Market Street, Wilmington, Delaware. The sale of that building was completed during the fourth quarter of 2007, and WSFS anticipates recording slightly more than $1 million (pre-tax) gain on such sale. In connection with the donation of the mural, WSFS’s maximum tax benefit could be slightly more than $2 million, based on a draft appraisal valuing the mural at $6 million. WSFS expects to receive a final appraisal soon. The timing and amount of the recognition of the tax benefit is still under review and will depend, in part, on a review of the appraisal by the Internal Revenue Service's Arts Advisory Panel.

A copy of the press release announcing the donation of the mural is furnished with this Form 8-K as an exhibit.

Matters Related to WSFS Membership Interest in Visa USA, Inc.

On October 3, 2007, Visa Inc. (“Visa”) announced that it had completed restructuring transactions in preparation for its initial public offering planned for early 2008. WSFS has a de minimus membership interest in Visa. On November 7, 2007, Visa announced that it had reached a settlement with American Express regarding certain litigation. The settlement is subject to certain approvals, including the approval by at least two-thirds of the Visa USA, Inc. voting members. WSFS and other member banks have obligations to share in certain losses under various agreements with Visa in connection with this and other litigation. In light of the above information, WSFS expects to record a non-recurring liability of approximately $470,000 for the American Express litigation and a corresponding non-cash, pre-tax expense in the fourth quarter of 2007.  WSFS is not a party to Visa's other litigation and at this time has no related information about other litigation matters.  WSFS may in the future, however, be subject to additional costs related to settlements of litigation against Visa pursuant to its ownership and other agreements with Visa.  Related to the Visa initial public offering, WSFS notes that, consistent with required accounting principles, it has recorded its investment in its current ownership interest in Visa at zero.

Forward Looking Statements Disclaimer

Statements contained herein that are not historical facts are “forward-looking statements” as that term is defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks and uncertainties, which could cause actual results to differ materially from those currently anticipated due to a number of factors. The Registrant does not undertake to update any forward-looking statements.

Item 9.01	Financial Statements and Exhibits

Exhibit 99	Press Release dated December 11, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

WSFS FINANCIAL CORPORATION
Date: December 11, 2007	By:	/s/Mark A. Turner
Mark A. Turner President and Chief Executive Officer